EXHIBIT 21


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                         SUBSIDIARIES OF THE REGISTRANT

                                 AS OF JUNE 2000



SUBSIDIARY                                   STATE OF INCORPORATION/ORGANIZATION
----------                                   -----------------------------------
Agway Energy Products LLC...............................................Delaware
Agway Energy Services, Inc..............................................Delaware
Agway Energy Services - PA, Inc.........................................Delaware
Agway Financial Corporation.............................................Delaware
Agway General Agency, Inc...............................................New York
Agway Holdings Inc......................................................Delaware
Agway Insurance Company.................................................New York
Agway Realties, Inc.....................................................Delaware
Brubaker Agronomic Consulting Service LLC...............................Delaware
Country Best Adams LLC..................................................Delaware
Country Best-DeBerry LLC................................................Delaware
Feed Commodities International LLC (3)...................................Vermont
Milford Fertilizer Company LLC (2)......................................Delaware
Telmark LLC.............................................................Delaware
Telease Financial Services, Ltd.........................................Delaware
Telmark Lease Funding I LLC.............................................Delaware
Telmark Lease Funding II LLC............................................Delaware
Telmark Lease Funding III LLC...........................................Delaware
Texas City Refining, Inc. (1)...........................................Delaware


Notes:
(1)  Agway  Energy  Products  LLC owns  67% of  Texas  City  Refining,  Inc.  In
     September 1993, Texas City Refining, Inc., filed a certificate of dissolution in the office of the Delaware Secretary of State; in September 1996, Texas City Refining, Inc. was dissolved.

(2) Effective July 1999, Milford Fertilizer Company was merged into Milford Fertilizer Company LLC, a Delaware limited liability company; Milford Fertilizer Company LLC is the surviving entity.

(3) Effective July 1999, Feed Commodities International, Inc. and Commodity Transport, Inc. were merged into Feed Commodities International LLC, a Delaware limited liability company; Feed Commodities International LLC is the surviving entity.